UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 29, 2016

Alpha and Omega Semiconductor Limited
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-34717	77-0553536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Clarendon House 2 Church Street, Hamilton, Bermuda HM 11
(Address of Principal Executive Offices) (Zip Code)

(408) 830-9742
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2016, Alpha and Omega Semiconductor Limited (the “Company”) and certain of its subsidiaries (collectively, “AOS”) entered into a joint venture contract (the “JV Agreement”) with  Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”) and Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (together with Strategic Industry Fund, the “Chongqing Funds”), pursuant to which AOS and Chongqing Funds will form a joint venture, Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”), for the purpose of constructing a power semiconductor packaging/testing and wafer fabrication facility in the Liangjiang New Area of Chongqing, China (the “JV Transaction”).

The total initial capitalization of the JV Company will be $330,000,000 (the “Initial Capitalization”), which is consisted of (i) a total of $ 162,000,000 of cash contributions from the Chongqing Funds; (ii) $74,000,000 of existing packaging and testing equipment owned by AOS located in Shanghai, China; (iii) certain intellectual property rights (the “Joint Venture IP”), including patents, held by AOS relating to the manufacturing technology valued at $84,000,000; and (iv) $10,000,000 of cash contribution by the Company.  The Initial Capitalization will be completed in stages commencing on the incorporation of the JV Company until July 2017.  Pursuant to the JV Agreement, the JV Company will grant a license, free of charge, to AOS to use the Joint Venture IP.  If the JV Company develops and creates new technology, the JV Company will retain ownership of any intellectual property rights related to such technology, but will grant a license, free of charge, to AOS to use such technology.

AOS will own 51%, and the Chongqing Funds will own 49%, of the equity interest in the JV Company.  The Company retains the right to appoint senior management members, including the Chief Executive Officer and Chief Financial Officer, of the JV Company, and Chongqing Funds retain the right to appoint an Asset Management Vice President.  The JV Company will be managed and supervised by a Board of Directors consisted of seven (7) members, four (4) of whom will be appointed by the Company and three (3) of whom will be appointed by the Chongqing Funds.

The JV Agreement contains customary representations, warranties and covenants for both parties.  The JV Agreement has a term of 15 years from the date of the incorporation of the JV Company, which may be extended by mutual consent of the parties for at least one year.   The JV Agreement may be terminated early, subject to the approval of the Board of Directors of the JV Company and the Ministry of Commerce of China or its local authority (the “Chinese Authority”), by (i) the mutual agreement of both AOS and Chongqing Funds in the event of a material adverse change to the operation of the JV Company; (ii) either party in the event of bankruptcy and insolvency of the JV Company; and (iii) either party upon the occurrence of certain force majeure events.  The JV Agreement is subject to the approval by the Chinese Authority.

The foregoing description is a summary and qualified in its entirety by the JV Agreement, a copy of which the Company intends to file as an exhibit to its next periodic report to be filed with the Securities and Exchange Commission.

On March 29, 2016, the Company issued a press release announcing the JV Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Additional charges and future cash expenditures may be incurred in connection with the JV Transaction as described in Item 1.01 above.  At this time, the Company is unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the JV Transaction, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures from such transactions.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit           Description

99.1               Press Release dated March 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha and Omega Semiconductor Limited

Date: March 29, 2016	By:	/s/ Yifan Liang
Name: Yifan Liang
Title: Chief Financial Officer and Corporate Secretary